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                                                                     EXHIBIT 4.4

                             AMARIN CORPORATION PLC
                             2002 STOCK OPTION PLAN


SECTION 1. PURPOSE

The Amarin Corporation plc 2002 Stock Option Plan, (the "Plan") is intended to promote the interests of Amarin Corporation plc (the "Company") and its shareholders by aiding the Company in attracting and retaining Employees, officers, Consultants, independent contractors and non-Employee Directors capable of assuring the future success of the Company, offering such persons incentives to put forth maximum efforts for the success of the Company's business and affording such persons an opportunity to acquire a proprietary interest in the Company. The Plan will provide a means by which Eligible Persons may acquire Shares of the Company pursuant to Awards to purchase a specified number of Shares, subject to the conditions and restrictions contained herein. This Plan is subject to approval by the shareholders of the Company within 12 months before or after this Plan is adopted by the Board. Any Shares purchased before shareholder approval is obtained shall be rescinded if shareholder approval is not obtained within 12 months before or after this Plan is adopted. Such Shares shall not be counted in determining whether such approval is obtained.

SECTION 2. DEFINITIONS

As used in the Plan, the following terms shall have the meanings set forth below:

         (a) "ADSs" shall mean the American Depositary Shares, representing ordinary shares of the Company, issued under the Company's American Depositary Receipt facility.

         (b) "Affiliate" shall mean (i) any entity that, directly or indirectly through one or more intermediaries, is controlled by the Company and
         (ii) any entity in which the Company has a significant equity interest, in each case as determined by the Committee.

         (c) "Applicable Laws" means the legal and regulatory requirements relating to stock options, if any, pursuant to English Law, U.S. state corporate laws, U.S. federal and state securities laws, the Code and the rules of any applicable stock exchange.

         (d) "Award" shall mean an award of any Option granted under the Plan.

         (e) "Award Agreement" shall mean any written agreement, contract or other instrument or document evidencing any Award granted under the Plan.

         (f) "Board" shall mean the Board of Directors of the Company.

         (g) "Cause" shall mean willful misconduct with respect to, or that is harmful to, the Company or any of its Affiliates including, without limitation, dishonesty, fraud, unauthorized use or disclosure of confidential information or trade secrets or other misconduct (including, without limitation, conviction for a felony), in each case as reasonably determined by the Committee.

         (h) "Code" shall mean the United States of America Internal Revenue Code of 1986 as amended from time to time, and any regulations promulgated thereunder.

         (i) "Committee" shall mean the Remuneration Committee of Directors designated by the Board to administer the Plan.

         (j) "Company" shall mean Amarin Corporation plc (an English company, registered number 2353920) and any successor corporation.

         (k) "Consultant" means any person, including an advisor or Director, who is engaged by the Company or any Affiliate including any Parent or Subsidiary to render services and who is not an Employee.



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         (l) "Continuous Status as an Employee or Consultant" means the absence of any interruption or termination of service as an Employee or Consultant. Continuous Status as an Employee or Consultant shall not be considered interrupted in the case of: (i) vacation, sick leave, military leave or any other leave of absence approved by Company management or the Committee, provided that such leave is for a period of not more than ninety (90) days or such longer period as is separately approved by the Committee, unless re-employment upon the expiration of such leave is guaranteed by contract or statute, or unless provided otherwise pursuant to Company policy adopted from time to time; (ii) transfers between locations of the Company or between the Company, its Affiliates or their respective successors; or (iii) a change in status from an Employee to a Consultant or from a Consultant to an Employee.

         (m) "Control" means the ownership of more than (40)% of the issued share capital or other equity interest of the Company or the legal power to direct or cause the direction of the general management and policies of the Company.

         (n) "Director" shall mean a member of the Board.

         (o) "Eligible Person" shall mean any Employee, officer, Consultant, independent contractor or Director providing services to the Company or any Affiliate whom the Committee determines to be an Eligible Person.

         (p) "Employee" means any person, including officers and/or Directors (who meet the requirements of this Section), employed by the Company or any Affiliate of the Company, with the status of employment determined based upon such minimum number of hours or periods worked as shall be determined by Company management or the Committee in its discretion, subject to any requirements of the Code. The payment of a Director's fee by the Company to a Director shall not alone be sufficient to constitute "employment" of such Director by the Company.

         (q) "Fair Market Value" shall mean, as of any date, the fair market value of Shares determined as follows:

              (i) If the Shares are listed on any established stock exchange or a national market system, including without limitation the National Market of the National Association of Securities Dealers, Inc. Automated Quotation System ("NASDAQ"), its Fair Market Value shall be the closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on such system or exchange, or, if there is more than one such system or exchange, the system or exchange with the greatest volume of trading in Shares for the last market trading day prior to the time of determination, as reported in The Wall Street Journal or such other source as the Committee deems reliable;

              (ii) If the Shares are quoted on the NASDAQ (but not on the National Market thereof) or regularly quoted by a recognized securities dealer but selling prices are not reported, its Fair Market Value shall be the mean between the high bid and low asked prices for the Shares for the last market trading day prior to the time of determination, as reported in The Wall Street Journal or such other source as the Committee deems reliable; or

              (iii) In the absence of an established market for the Shares, the Fair Market Value thereof shall be determined in good faith by the Committee.

         (r) "Grant Date" shall mean the date on which the Option is granted to the Optionee by the Committee, as set forth in the Award Agreement.

         (s) "Incentive Stock Option" shall mean an option granted under Section 6(a) of the Plan that is intended to meet the requirements of Section 422 of the Code or any successor provision.

         (t) "Non-Qualified Stock Option" shall mean an option granted under
         Section 6(a) of the Plan that is not intended to be an Incentive Stock Option.

         (u) "Option" shall mean an Incentive Stock Option or a Non-Qualified Stock Option.



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         (v) "Optionee" shall mean a Participant who has been granted an Option.

         (w) "Parent" shall have the meaning set forth in Section 424(e) of the Code or any successor provision.

         (x) "Participant" shall mean an Eligible Person designated to be granted an Award under the Plan.

         (y) "Person" shall mean any individual, corporation, partnership, association or trust.

         (z) "Plan" shall mean the Amarin Corporation plc 2002 Stock Option Plan, as amended from time to time, the provisions of which are set forth herein.

         (aa) "Share" or "Shares" shall mean the Company's ordinary shares of (pound)1 each or any ADSs (or equivalent security) as the case may be. If at any time ADSs are registered under the Securities Exchange Act of 1934, at least two members of the Committee shall qualify as non-Employee Directors within the meaning of Securities and Exchange Commission Regulation Section 240.16b-3.

         (bb) "Subsidiary" of the Company shall have the meaning set forth in
         Section 424(f) of the Code or any successor provision.

SECTION 3. ADMINISTRATION

         (a) Power and Authority of the Committee. The Plan shall be administered by the Committee. Subject to the express provisions of the Plan and to applicable law, the Committee shall have full power and authority to:

              (i) determine the Fair Market Value of the Shares, in accordance with the provisions of the Plan;

              (ii) select the Eligible Persons to whom Awards may from time to time be granted hereunder;

              (iii) determine whether and to what extent Awards are granted hereunder;

              (iv) grant Awards and to determine the exercise price of each Option, the term of each Option, the number and type of Shares to be covered by each such Award the vesting standards applicable to each such Option and any other terms, conditions and/or restrictions applicable to each such Award;

              (v) approve forms of agreement for use under the Plan;

              (vi) construe and interpret the terms of the Plan and Awards granted under the Plan;

              (vii) determine whether and under what circumstances an Award may be settled in Shares or other consideration instead of cash; and

              (viii) make any other determination and take any other action that the Committee deems necessary or desirable for the administration of the Plan.

Unless otherwise expressly provided in the Plan, all designations, determinations, interpretations and other decisions under or with respect to the Plan or any Award shall be within the sole discretion of the Committee, may be made at any time and shall be final, conclusive and binding upon any Participant, any holder or beneficiary of any Award and any employee of the Company or any Affiliate.

         (b) Delegation. The Committee may delegate its powers and duties under the Plan to one or more Directors or to one or more officers of the Company, subject to such terms, conditions and limitations as the Committee may establish in its sole discretion. The Committee may also employ attorneys, consultants, accountants or other professional advisors and shall be entitled to rely upon the advice, opinions or valuations of any such advisors.


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         (c) Power and Authority of the Board of Directors. Notwithstanding
         anything to the contrary contained herein, the Board may, at any time and from time to time, without any further action of the Committee, exercise the powers and duties of the Committee under the Plan.

         (d) Effect of Committee's Decision. All decisions, determinations and interpretations of the Committee shall be final and binding on all Participants.

         (e) Liability; Indemnification. No member of the Committee, no member of the Board, or any individual to whom duties have been delegated, shall be personally liable for any action, interpretation or determination made with respect to the Plan or Awards made thereunder, and each member of the Committee and of the Board shall be fully indemnified and protected by the Company with respect to any liability he or she may incur with respect to such action, interpretation or determination, to the extent permitted by applicable law.

SECTION 4. SHARES AVAILABLE FOR AWARDS

         (a) Shares Available. Subject to adjustment as provided in Section 4(c) of the Plan, the Plan may issue up to 2 million Shares under all Awards ("the Plan Limit"). Shares to be issued under the Plan may be either authorized but unissued Shares, or Shares acquired in the open market or otherwise. If any Shares covered by an Award under the Plan expire or are forfeited, surrendered, canceled or otherwise terminated without being exercised in whole or in part, then the Shares as to which such Award was not exercised may, at the discretion of the Committee, be made available for subsequent grants under the Plan. Notwithstanding the foregoing, the number of Shares available for granting Incentive Stock Options under the Plan shall not exceed the Plan Limit, subject to adjustment as provided in the Plan and subject to the provisions of
         Section 422 or 424 of the Code or any successor provisions.

         (b) Accounting for Awards. For purposes of this Section 4, if an Award entitles the holder thereof to receive or purchase Shares, the number of Shares covered by such Award or to which such Award relates shall be counted on the Grant Date of such Award against the aggregate number of Shares available for granting Awards under the Plan.

         (c) Adjustments. In the event that the Committee shall determine that any dividend or other distribution (whether in the form of cash, Shares, other securities or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase or exchange of Shares or other securities of the Company, issuance of warrants or other rights to purchase Shares or other securities of the Company or other similar corporate transaction or event affects the Shares such that an adjustment is determined by the Committee to be appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan, then the Committee shall, in such manner as it may deem equitable, adjust any or all of (i) the number and type of Shares (or other securities or other property) that thereafter may be made the subject of Awards, (ii) the number and type of Shares (or other securities or other property) subject to outstanding Awards and (iii) the purchase or exercise price with respect to any Award; provided, however, that the number of Shares covered by any Award or to which such Award relates shall always be a whole number.

SECTION 5. ELIGIBILITY

Any Eligible Person shall be eligible to be designated a Participant. In determining which Eligible Persons shall receive an Award and the terms of any Award, the Committee may take into account the nature of the services rendered by the respective Eligible Persons, their present and potential contributions to the success of the Company or such other factors as the Committee, in its discretion, shall deem relevant.

SECTION 6. AWARDS

         (a) Options. The Committee is hereby authorized to grant Options to Participants with the following terms and conditions and with such additional terms and conditions not inconsistent with the provisions of the Plan as the Committee shall determine:



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              (i) Option Grant. Options granted herein may be either Incentive
              Stock Options within the meaning of Section 422 of the Code, as amended or Non-Qualified Stock Options. Incentive Stock Options may only be granted to full or part-time Employees (which term as used herein includes, without limitation, officers and Directors who are also Employees), and an Incentive Stock Option shall not be granted to an Employee of an Affiliate unless such Affiliate is also a Subsidiary or Parent of the Company. Any Option not designated as an Incentive Stock Option shall be deemed a Non-Qualified Stock Option. In addition, if at any time an Option designated as an Incentive Stock Option fails to meet the requirements of Section 422 of the Code, it shall be redesignated as a Non-Qualified Stock Option on the date of such failure for income tax purposes automatically without further action by the Committee. Subject to the provisions of the Plan, the Committee shall, from time to time, determine the terms, conditions and restrictions upon which Options shall be granted.

              (ii) Award Agreement. As a condition to the grant of an Award, the Optionee and the Company shall execute a written agreement containing such restrictions, terms, and conditions, if any, as the Committee may require. In the event of any express conflict between the terms and provisions of an Award Agreement and those of the Plan, the terms, provisions and restrictions of the Plan shall govern. In the event the Plan is silent as to a term, provision or restriction contained in the Award Agreements, the terms, provisions or restrictions of the Award Agreement shall govern. Similarly, in the event the Award Agreement is silent as to a term, provision or restriction contained in the Plan, the terms, provisions or restrictions of the Plan shall govern.

              (iii) Exercise Price. Subject to the adjustment provisions above, the purchase price per Share purchasable under an Option shall be determined by the Committee; provided, however, that such purchase price shall not be less than 100% of the Fair Market Value of a Share on the Grant Date of such Option.

              (iv) Consideration. The consideration to be paid for the Shares to be issued upon exercise of an Option, including the method of payment, shall be determined by the Committee and may consist entirely of (a) cash or check, (b) for nonqualified stock options only, cancellation of indebtedness of the Company to Optionee, (c) for nonqualified stock options only, promissory note (subject to approval by the Company, and provided that such note is for a term of not greater than five years and provides for a fair market rate of interest), (d) surrender of other Shares that (i) have been owned by Optionee for more than six months on the date of surrender or such other period as may be required to avoid a charge to the Company's earnings, and (ii) have a Fair Market Value on the date of surrender equal to the aggregate exercise price of Shares to be purchased by Optionee as to which such Option shall be exercised, (e) if there is a public market for the Shares and they are registered under the Securities Act, delivery of a properly executed exercise notice together with such other documentation as the Committee and the broker, if applicable, shall require to effect an exercise of the Option and delivery to the Company of the sale or loan proceeds required to pay the aggregate exercise price and any applicable income or employment taxes, (f) any combination of the foregoing methods of payment, or
              (g) such other consideration and method of payment for the issuance of Shares to the extent permitted under Applicable Laws and as determined by the Committee. In making its determination as to the type of consideration to accept, the Committee shall consider if acceptance of such consideration may be reasonably expected to benefit the Company or result in the recognition of compensation expense (or additional compensation expense) for financial reporting purposes.

              (v) Option Term. Except as otherwise provided herein, each Option shall have a term of ten years from the Grant Date of such Option.

              (vi) Time and Method of Exercise. The Committee shall determine the time or times at which an Option may be exercised in whole or in part.

              (vii) Vesting Schedule. Except as authorized by the Committee as permitted under the terms of this Plan, no Option will be exercisable until it has vested. The Committee will specify the vesting schedule for each Option at Grant Date, provided that if no vesting





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              schedule is specified at the time of grant, the Option shall vest in full over the course of three years from Grant Date as follows:

                   (A) thirty three percent (33%) of the total number of Shares granted under the Option shall vest on the first anniversary of Grant Date;

                   (B) thirty three percent (33%) of the Shares granted under the Option shall vest on the second anniversary of Grant Date; and

                   (C) thirty four percent (34%) of the Shares granted under the Option shall vest on the third anniversary of Grant Date.

The Committee may specify a vesting schedule for all or any portion of an Option based on the achievement of performance objectives with respect to the Company, an Affiliate, Parent, Subsidiary and/or Optionee, and as shall be permissible under the terms of the Plan.

              (viii) Acceleration of Vesting. If any person or company (either alone or together with any person or company acting in concert with him or it) (an "Acquiring Company"):-

                   (A) obtains Control of the Company, or

                   (B) having such Control, makes a general offer to acquire all the Shares f the Company (other than those which are already owned by him and/or any person acting in concert with him),

                   then, in the event of a Change of Control any part of any Option that has not vested at the date of such change shall be deemed to vest immediately before such Change of Control and all Options will, unless otherwise agreed between the shareholders of the Company and the Acquiring Company, thereafter lapse twelve months following the Change of Control.

                   The Committee may additionally also accelerate the vesting of one or more outstanding Options at such times and in such amounts as it determines in its sole discretion.

              (ix) Replacement of Options. If an Acquiring Company obtains Control of the Company as a result of making:

                   (A) a general offer to acquire the whole of the issued share capital of the Company (other than that which is already owned by the Acquiring Company and/or by its holding company and/or any subsidiary of it or its holding company) which is made on a condition such that if it is satisfied the person making the offer will have Control of the Company or otherwise obtains Control of the Company through any other form of general offer; or

                   (B) obtains Control of the Company in pursuance of a compromise or arrangement sanctioned by the Court under section 425 of the UK Companies Act 1985; or

                   (C) becomes bound or entitled to acquire the Shares under sections 428 to 430F of the UK Companies Act 1985;

                   then any Optionee may at any time within the appropriate period, by agreement with the Acquiring Company, release each subsisting Option he holds which has not lapsed in accordance with any other provisions of this Plan ("the Old Option") in consideration of the grant to him of a new Option ("the New Option"). "The appropriate period" means; in a case falling within (A) above, the period of twelve months beginning with the time when the Acquiring Company has obtained Control of the Company and any condition subject to which the offer is made is satisfied; in a case falling within (B) above, the period of twelve months beginning with the time


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                   when the court sanctions the compromise or arrangement; and
                   in a case falling within (C) above, the period during which the Acquiring Company remains bound or entitled as mentioned in that paragraph.

         The New Option shall:

                   (A) be over shares in the Acquiring Company, a company having Control over the Acquiring Company, or a company which is or has Control of a company which is a member of a consortium owning either the Acquiring Company or a company having control of the Acquiring Company;

                   (B) have an Option price calculated by reference to the consideration paid for the issued Shares of the Company such that all the Optionee's Shares under option are valued in the same manner as the issued shares of the Company so acquired by the Acquiring Company;

                   (C) be otherwise identical in terms to the Old Option; and

                   (D) for all other purposes of the Plan, be treated as having been acquired at the same time as the Old Option in consideration of the release of which it is granted.

              (x) Procedure for Exercise; Rights as a Shareholder. An Option shall be deemed to be exercised when (A) written notice of such exercise has been given to the Company in accordance with the terms of the Option by the person entitled to exercise the Option and the Company has received full payment for the Shares with respect to which the Option is exercised; and (B) (where appropriate) the Participant has received clearance to exercise such Option in accordance with the Company's share dealing code. An Option may not be exercised for a fraction of a Share. Full payment may, as authorized by the Committee, consist of any consideration and method of payment as described above. Until the issuance (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company) of the stock certificate evidencing such Shares, no right to vote or receive dividends or any other rights as a shareholder shall exist with respect to the Shares subject to the Option, notwithstanding the exercise of the Option. The Company shall issue (or cause to be issued) such stock certificate within 28 days upon exercise of the Option. Exercise of an Option in any manner shall result in a decrease in the number of Shares that thereafter may be available, both for purposes of the Plan and for sale under the Option, by the number of Shares as to which the Option is exercised.

              (xi) Effect of Termination.

                   (A) Termination for Cause. Notwithstanding the above, and unless otherwise set forth in the Award Agreement, if a Participant's Continuous Status as an Employee or Consultant is terminated for Cause the Option shall expire immediately, and shall not be exercisable with respect to any additional Shares covered by the Option.

                   (B) Death or Disability. If a Participant's Continuous Status as an Employee or Consultant is terminated by reason of death or permanent and total disability, to the extent the Option is then vested and exercisable (determined in accordance with Section 6(a)(vii)), it shall be exercisable for twelve months following the date of the Optionee's death or permanent and total disability. In the case of the Optionee's death, his or her designated beneficiary or estate may exercise the Option by giving written notice to the Committee stating the number of Shares with respect to which the Option is being exercised and contemporaneously tendering payment, in cash, for the Shares. For purposes of the Plan, "permanent and total disability" shall mean that the Committee has determined that the Optionee is disabled within the meaning of Section 22(e)(3) of the Code. In no event, however, may the Option be exercised after the expiration of the Option's term, as determined under Section 6(b)(v).

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                   (C) Other Termination. If a Participant's Continuous Status
                   as an Employee or Consultant is terminated for any reason other than for Cause, death or permanent and total disability, to the extent the Option is then vested and exercisable (determined in accordance with Section 6(a)(vii)), it shall be exercisable for twelve months following the date of such termination. In order for an Option to retain its status as an Incentive Stock Option, it must be exercised within three months following the date of such termination. In no event, however, may the Option be exercised after the expiration of the Option's term, as determined under Section 6(b)(v).

              (xii) Incentive Stock Options. Notwithstanding anything in the Plan to the contrary, the following additional provisions shall apply to the grant of Options which are intended to qualify as Incentive Stock Options:

                   (A) The aggregate Fair Market Value (determined as of the time the Option is granted) of the Shares with respect to which Incentive Stock Options are exercisable for the first time by any Participant during any calendar year (under this Plan and all other plans of the Company and its Affiliates) shall not exceed $100,000 in value, and to the extent that the Fair Market Value of such Shares exceeds $100,000 (or any such higher figure as determined under Section 422 of the
                   Code), such Options shall be deemed to be Non-Qualified Options for the purposes of this Plan.

                   (B) All Incentive Stock Options must be granted within ten years from the earlier of the date on which this Plan was adopted by the Board of Directors or the date this Plan was approved by the shareholders of the Company.

                   (C) Unless sooner exercised, all Incentive Stock Options shall expire and no longer be exercisable no later than 10 years after the date of grant; provided, however, that in the case of a grant of an Incentive Stock Option to a Participant who, at the time such Option is granted, owns (within the meaning of Section 422 of the Code) stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or of its Affiliates, such Incentive Stock Option shall expire and no longer be exercisable no later than 5 years from the date of grant.

                   (D) The purchase price per Share for an Incentive Stock Option shall be not less than 100% of the Fair Market Value of a Share on the date of grant of the Incentive Stock Option; provided, however, that, in the case of the grant of an Incentive Stock Option to a Participant who, at the time such Option is granted, owns (within the meaning of Section 422 of the Code) stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or of its Affiliates, the purchase price per Share purchasable under an Incentive Stock Option shall be not less than 110% of the Fair Market Value of a Share on the date of grant of the Incentive Stock Option.

                   (E) Any Incentive Stock Option authorized under the Plan shall contain such other provisions as the Committee shall deem advisable, but shall in all events be consistent with and contain all provisions required in order to qualify the Option as an Incentive Stock Option.

         (b) General

              (i) No Cash Consideration for Awards. Awards shall be granted for no cash consideration or for such minimal cash consideration as may be required by applicable law.

              (ii) Limits on Transfer of Awards. No Award and no right under any such Award shall be transferable by a Participant otherwise than by will or by the laws of descent and distribution relevant to the participant, or to a Participant's family member (as defined in Section 1(a)(5) of General Instruction A to Form S-8 promulgated under the US Securities Exchange Act of 1934, as amended) as a gift or under a domestic relations order (as defined in Section 414(p) of the Code) and the Company shall not be required to recognize any



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              attempted assignment of such rights by any Participant. Each Award or right under any Award shall be exercisable during the Participant's lifetime only by the Participant or, if permissible by the Participant's guardian or legal representative as set forth above. No Award or right under any such Award may be pledged, alienated, attached or otherwise encumbered, and any purported pledge, alienation, attachment or encumbrance thereof shall be void and unenforceable against the Company or any Affiliate.

              (iii) Term of Awards. The term of each Award shall be for such period as may be determined by the Committee; provided, however, that in the case of an Incentive Stock Option such Option shall not be exercisable after the expiration of 10 years from the date such Option is granted.

              (iv) Restrictions; Securities Exchange Listing. All Shares or other securities delivered under the Plan pursuant to any Award or the exercise thereof shall be subject to such restrictions as the Committee may deem advisable under the Plan, Applicable Laws, and the Committee may cause appropriate entries to be made or legends to be affixed to reflect such restrictions. If any securities of the Company are traded on a securities exchange, the Company shall not be required to deliver any Shares or other securities covered by an Award unless and until such Shares or other securities have been admitted for trading on such securities exchange.

SECTION 7. AMENDMENT AND TERMINATION; ADJUSTMENTS

         (a) Amendments to the Plan. The Board may amend, alter, suspend, discontinue or terminate the Plan at any time; provided, however, that, notwithstanding any other provision of the Plan or any Award Agreement, without the approval of the shareholders of the Company, no such amendment, alteration, suspension, discontinuation or termination shall be made that, absent such approval:

              (i) would violate the rules or regulations of the NASDAQ National Market System or any securities exchange that are applicable to the Company; or

              (ii) would cause the Company to be unable, under the Code, to grant Incentive Stock Options under the Plan.

         (b) Amendments to Awards. The Committee may waive any conditions of or rights of the Company under any outstanding Award, prospectively or retroactively. Except as otherwise provided herein or in the Award Agreement, the Committee may not amend, alter, suspend, discontinue or terminate any outstanding Award, prospectively or retroactively, if such action would adversely affect the rights of the holder of such Award, without the written consent of the Participant or holder or beneficiary thereof.

         (c) Correction of Defects, Omissions and Inconsistencies. The Committee may correct any defect, supply any omission or reconcile any inconsistency in the Plan or any Award in the manner and to the extent it shall deem desirable to carry the Plan into effect.

SECTION 8. INCOME AND OTHER WITHHOLDINGS

In order to comply with all applicable federal or state income tax laws and social security contributions or regulations and (where applicable) the laws and regulations of the United Kingdom and the United States of America and any other relevant country, the Company may take such action as it deems appropriate to ensure that all applicable national, federal or state payroll, withholding, income or other taxes and social security contributions, which are the sole and absolute responsibility of a Participant, are withheld or collected from such Participant. In order to assist a Participant in paying all or a portion of any such taxes or social security contributions to be withheld or collected upon exercise or receipt of (or the lapse of restrictions relating to) an Award, the Committee, in its discretion and subject to such additional terms and conditions as it may adopt, may permit the Participant to satisfy such tax obligation and social security contributions by (i) electing to have the Company withhold a portion of the Shares otherwise to be delivered upon exercise or receipt of (or the lapse of restrictions relating to) such Award with a Fair Market Value equal to the amount of such taxes and social security contributions or (ii) delivering to the Company Shares other than Shares issuable upon exercise or receipt of (or the lapse of restrictions relating to) such Award with a Fair Market Value equal to the amount of




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such taxes and social security contributions. Shares withheld or delivered shall be valued at their Fair Market Value as determined by the Committee, in its discretion, as of the date when income is required to be recognized for income tax purposes. The Participant shall, if so required by the Company or his employer, enter into an agreement or election for the transfer to the employee of the employer's liability to UK National Insurance Contribution arising on the grant, exercise, assignment or cancellation of any stock option pursuant to the applicable law for the time being.

SECTION 9. GENERAL PROVISIONS

         (a) No Rights to Awards. No Eligible Person, Participant or other Person shall have any claim to be granted any Award under the Plan, and there is no obligation for uniformity of treatment of Eligible Persons, Participants or holders or beneficiaries of Awards under the Plan. The terms and conditions of Awards need not be the same with respect to any Participant or with respect to different Participants.

         (b) Award Agreement. No Participant will have rights under an Award granted to such Participant unless and until and Award Agreement shall have been duly executed on behalf of the Company and, if requested by the Company, signed by the Participant.

         (c) Plan Provisions In the event that any provision of an Award Agreement conflicts with or is inconsistent in any respect with the terms of the Plan as set forth herein or subsequently amended, the terms of the Plan shall control. In the event, the Plan is silent as to a term, provision or restriction contained in an Award Agreement, the term, provision or restriction of the Award Agreement shall govern. Similarly, in the event the Award Agreement is silent as to a term, provision or restriction contained in the Plan, the term, provision or restriction of the Plan shall govern.

         (d) No Limit on Other Compensation Arrangements. Nothing contained in the Plan shall prevent the Company or any Affiliate from adopting or continuing in effect other or additional compensation arrangements, and such arrangements may be either generally applicable or applicable only in specific cases.

         (e) No Right to Employment. The grant of an Award shall not be construed as giving a Participant the right to be retained as an Employee, Director, Consultant or independent contractor of the Company or any Affiliate, nor will it affect in any way the right of the Company or an Affiliate to terminate such employment relationship at any time, at will, with or without Cause. In addition, the Company or an Affiliate may at any time terminate a Participant's employment relationship with the Company or an Affiliate free from any liability or any claim under the Plan or any Award, unless otherwise expressly provided in the Plan or in any Award Agreement.

         (f) Governing Law. The validity, construction and effect of the Plan or any Award, and any rules and regulations relating to the Plan or any Award, shall be determined in accordance with the laws of England. Notwithstanding the foregoing, to the extent that such an Award is made in respect of ADS's or ADS's are issued in the United States of America, the validity construction and effect of the Plan or any Award, and any rules and regulations relating to the Plan or any Award, shall be determined in accordance with the laws of the United States.

         (g) Severability. If any provision of the Plan or any Award is or becomes or is deemed to be invalid, illegal or unenforceable in any jurisdiction or would disqualify the Plan or any Award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to Applicable Laws, or if it cannot be so construed or deemed amended without, in the determination of the Committee, materially altering the purpose or intent of the Plan or the Award, such provision shall be stricken as to such jurisdiction or Award, and the remainder of the Plan or any such Award shall remain in full force and effect.

         (h) No Trust or Fund Created. Neither the Plan nor any Award shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company or any Affiliate and a Participant or any other Person. To the extent that any Person acquires a right to receive payments from the Company or any Affiliate pursuant to an Award, such right shall be no greater than the right of any unsecured general creditor of the Company or any Affiliate.



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         (i) No Fractional Shares. No fractional Shares shall be issued or delivered pursuant to the Plan or any Award, and the Committee shall determine whether cash shall be paid in lieu of any fractional Shares or whether such fractional Shares or any rights thereto shall be canceled, terminated or otherwise eliminated.

         (j) Headings. Headings are given to the Sections and subsections of the Plan solely as a convenience to facilitate reference. Such headings shall not be deemed in any way material or relevant to the construction or interpretation of the Plan or any provision thereof.

         (k) Stockholder Rights. The Optionee or other person or entity exercising the Option shall have no rights as a stockholder of record of the Company with respect to Shares issuable upon the exercise of the Option until such certificate representing Shares, registered in the Optionee's name have been issued to the Optionee.

         (l) Notices. Notices required or permitted to be made under the Plan shall be sufficiently made if sent by overnight courier, registered or certified mail, return receipt requested, facsimile or first class mail addressed to the Committee at its offices, which notice shall effective upon its receipt. Each notice shall be addressed to (i) the Optionee at the Optionee's last know address as set forth in the books and records of the Company or an Affiliate, if any, or (ii) the Company or the Committee at the principal office of the Company.

SECTION 10. EFFECTIVE DATE OF THE PLAN

The Plan shall be effective as of 1st January 2002.

SECTION 11.       TERM OF THE PLAN

No Award shall be granted under the Plan after 1st January 2012 or any earlier date of discontinuation or termination established pursuant to the Plan. However, unless otherwise expressly provided in the Plan or in an applicable Award Agreement, any Award theretofore granted may extend beyond such date.




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